EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report on the financial statements of Akorn, Inc. dated May 9, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern) appearing in the Annual Report on Form 10-K of Akorn, Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Chicago, Illinois
April 19, 2005